The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

LEHMAN BROTHERS

MORTGAGE BACKED SECURITIES

$1,348,282,000 (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION,

SERIES 2006-WF2

SENIOR/SUBORDINATE CERTIFICATES

Available Funds Floaters

No Hard Cap – Act/360 – No Delay

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P)
A1	628,013,000	1 M LIBOR	0.78	1-20	22.05%	TBD	7/25/2036	Aaa/AAA
A2	154,430,000	1 M LIBOR	2.00	20-28	22.05%	TBD	7/25/2036	Aaa/AAA
A3	195,716,000	1 M LIBOR	3.39	28-68	22.05%	TBD	7/25/2036	Aaa/AAA
A4	98,120,000	1 M LIBOR	7.38	68-100	22.05%	TBD	7/25/2036	Aaa/AAA
M1	57,991,000	1 M LIBOR	5.09	47-100	17.85%	TBD	7/25/2036	Aa1/AA+
M2	59,371,000	1 M LIBOR	4.89	43-100	13.55%	TBD	7/25/2036	Aa2/AA
M3	24,853,000	1 M LIBOR	4.79	42-100	11.75%	TBD	7/25/2036	Aa3/AA-
M4	23,472,000	1 M LIBOR	4.75	41-100	10.05%	TBD	7/25/2036	A1/A+
M5	22,782,000	1 M LIBOR	4.72	40-100	8.40%	TBD	7/25/2036	A2/A
M6	19,330,000	1 M LIBOR	4.70	39-100	7.00%	TBD	7/25/2036	A3/A-
M7	15,188,000	1 M LIBOR	4.68	39-100	5.90%	TBD	7/25/2036	Baa1/BBB+
M8	13,117,000	1 M LIBOR	4.66	38-100	4.95%	TBD	7/25/2036	Baa2/BBB
M9	19,331,000	1 M LIBOR	4.59	38-99	3.55%	TBD	7/25/2036	Baa3/BBB-
B	16,568,000	1 M LIBOR	4.43	37-88	2.35%	TBD	7/25/2036	Ba1/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P)
A1	628,013,000	1 M LIBOR	0.78	1-20	22.05%	TBD	7/25/2036	Aaa/AAA
A2	154,430,000	1 M LIBOR	2.00	20-28	22.05%	TBD	7/25/2036	Aaa/AAA
A3	195,716,000	1 M LIBOR	3.39	28-68	22.05%	TBD	7/25/2036	Aaa/AAA
A4	98,120,000	1 M LIBOR	8.24	68-172	22.05%	TBD	7/25/2036	Aaa/AAA
M1	57,991,000	1 M LIBOR	5.28	47-147	17.85%	TBD	7/25/2036	Aa1/AA+
M2	59,371,000	1 M LIBOR	5.06	43-140	13.55%	TBD	7/25/2036	Aa2/AA
M3	24,853,000	1 M LIBOR	4.95	42-131	11.75%	TBD	7/25/2036	Aa3/AA-
M4	23,472,000	1 M LIBOR	4.89	41-126	10.05%	TBD	7/25/2036	A1/A+
M5	22,782,000	1 M LIBOR	4.83	40-121	8.40%	TBD	7/25/2036	A2/A
M6	19,330,000	1 M LIBOR	4.78	39-116	7.00%	TBD	7/25/2036	A3/A-
M7	15,188,000	1 M LIBOR	4.73	39-110	5.90%	TBD	7/25/2036	Baa1/BBB+
M8	13,117,000	1 M LIBOR	4.67	38-104	4.95%	TBD	7/25/2036	Baa2/BBB
M9	19,331,000	1 M LIBOR	4.59	38-99	3.55%	TBD	7/25/2036	Baa3/BBB-
B	16,568,000	1 M LIBOR	4.43	37-88	2.35%	TBD	7/25/2036	Ba1/BB+

(1)

Subject to a permitted variance of + 5% in the aggregate.

(2)

The Certificates will be priced assuming a prepayment speed equal to 30% CPR.  Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

(3)

Initial Credit Enhancement includes overcollateralization of approximately 2.35%.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision.  Before you invest, you should read the prospectus dated June 2, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco)  conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates will be subject to certain risks.  You should carefully consider the information provided under “Risk Factors” in the prospectus dated June 2, 2006.

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.

Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)

All principal will be paid to the Class A1, A2, A3 and A4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)

Any remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until each such class has been reduced to zero.

II.

On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)

All principal will be allocated to the Senior Certificates, to be paid as described in (I)1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage;

2)

All remaining principal will be allocated to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the related initial credit enhancement percentage.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 44.10% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The Interest Rates for the Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) below) will be allocated in the following priority:

(1)

To pay the Servicing Fee;

(2)

To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(3)

To pay Current Interest and Carryforward Interest to the Class A1, A2, A3 and A4 Certificates on a pro rata basis, based on interest entitlements of such class;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order;

(5)

To pay the Credit Risk Manager Fee;

(6)

To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

(7)

Any interest remaining after the application of (1) through (6) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

(8)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates any Deferred Amounts;

(9)

To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(10)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(11)

 To pay remaining amounts to the holder of the Class X Certificates.

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement.  Payments on both legs of the swap are calculated on an actual/360 basis.  The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0.00	0.00	31	237,683,000.00	5.51
2	1,319,007,000.00	5.44	32	222,268,000.00	5.52
3	1,279,209,000.00	5.52	33	209,686,000.00	5.53
4	1,240,590,000.00	5.53	34	199,392,000.00	5.53
5	1,203,114,000.00	5.54	35	189,603,000.00	5.54
6	1,166,747,000.00	5.56	36	180,298,000.00	5.55
7	1,131,458,000.00	5.57	37	171,449,000.00	5.55
8	1,097,213,000.00	5.54	38	163,034,000.00	5.56
9	1,063,983,000.00	5.53	39	155,031,000.00	5.57
10	1,031,737,000.00	5.52	40	147,420,000.00	5.57
11	1,000,447,000.00	5.51	41	140,183,000.00	5.58
12	970,083,000.00	5.49	42	133,300,000.00	5.59
13	938,703,000.00	5.48	43	126,755,000.00	5.60
14	902,112,000.00	5.48	44	120,530,000.00	5.60
15	865,816,000.00	5.47	45	114,611,000.00	5.61
16	829,881,000.00	5.47	46	108,982,000.00	5.62
17	794,373,000.00	5.47	47	103,629,000.00	5.63
18	759,353,000.00	5.47	48	98,538,000.00	5.64
19	724,879,000.00	5.48	49	93,698,000.00	5.66
20	691,007,000.00	5.46	50	89,094,000.00	5.67
21	657,788,000.00	5.46	51	84,716,000.00	5.68
22	625,268,000.00	5.47	52	80,554,000.00	5.69
23	593,494,000.00	5.47	53	76,595,000.00	5.69
24	562,504,000.00	5.47	54	72,831,000.00	5.70
25	455,713,000.00	5.47	55	69,251,000.00	5.70
26	398,320,000.00	5.48	56	65,847,000.00	5.71
27	348,154,000.00	5.49	57	62,610,000.00	5.71
28	310,016,000.00	5.49	58	59,530,000.00	5.71
29	280,281,000.00	5.50	59	56,600,000.00	5.71
30	256,673,000.00	5.51	60	53,806,000.00	5.72

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)

To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)

To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order any Deferred Amounts, to the extent unpaid*;

(7)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)

All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distribution made under such priorities) must be limited to Cumulative Realized Losses.

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased by the Trust. The 48-month Interest Rate Cap Agreement will have a strike rate of 6.00%. It will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap the Trust intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0.00	31	141,279,000.00
2	0.00	32	140,713,000.00
3	0.00	33	137,986,000.00
4	0.00	34	133,613,000.00
5	0.00	35	129,351,000.00
6	0.00	36	125,195,000.00
7	0.00	37	121,148,000.00
8	0.00	38	117,206,000.00
9	0.00	39	113,373,000.00
10	0.00	40	109,644,000.00
11	0.00	41	106,017,000.00
12	0.00	42	102,490,000.00
13	269,000.00	43	99,063,000.00
14	1,487,000.00	44	95,736,000.00
15	2,806,000.00	45	92,502,000.00
16	4,210,000.00	46	89,364,000.00
17	5,684,000.00	47	86,316,000.00
18	7,214,000.00	48	83,359,000.00
19	8,786,000.00	49	80,490,000.00
20	10,386,000.00	50	77,709,000.00
21	12,003,000.00	51	75,011,000.00
22	13,624,000.00	52	72,393,000.00
23	15,236,000.00	53	69,858,000.00
24	16,850,000.00	54	67,402,000.00
25	34,924,000.00	55	65,021,000.00
26	71,656,000.00	56	62,716,000.00
27	102,030,000.00	57	60,483,000.00
28	121,205,000.00	58	58,322,000.00
29	132,770,000.00	59	56,232,000.00
30	138,968,000.00	60	54,206,000.00

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)

To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(2)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(4)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order any Deferred Amounts, to the extent unpaid*;

(5)

To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)

All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distribution made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

Carryforward Interest

“Carryforward Interest” for each Class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

“Current Interest” for any Class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Optimal Interest Remittance Amount (as defined below) for such date over (ii) any Net Swap Payment and any swap termination payment due to the Swap Counterparty, and (2) 12, and the denominator of which is the collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans, as of the first day of the Collection Period divided by (y) 12 and (B) the collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

All of the Mortgage Loans were originated by Wells Fargo who will also be the Servicer for the securitization.

Approximately 43.07% of the mortgage loans expected to be in the trust fund on the Settlement Date will have original loan-to-value ratios greater than 80%.  Approximately 2.53% of the first lien mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

The Risk Management Group LLC (“RMG”) will act as a credit risk manager on behalf of the Trust. RMG’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the Trust. The following summarizes some of RMG’s monthly activities:

•

Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•

Review of the prepayment premium collections by the servicer.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class of LIBOR Certificates, as calculated without regard to the Net Funds Cap, exceeds (b) the amount calculated at the Net Funds Cap (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X and Class R Certificates are entitled to any distributions.

The “Unpaid Basis Risk Shortfall” for any Class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority.  The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.  The balance of the Class A1, A2, A3 and A4 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Class M Certificates and  the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust.  Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes.  Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date loan principal balance.  If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3 and A4 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3 and A4 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates.  The Class A1, A2, A3 and A4 Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution.  Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates.  If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until all of the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”).  Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 2.35% of the Cut-off Date collateral balance.  The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 2.35% of the Cut-off Date collateral balance and (b) approximately 4.70% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance.  For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [36.15]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [44.65]% of Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date

Loss Percentage

July 2009 to June 2010

[1.65]% for the first month, plus an additional 1/12th of [2.10]% for each month thereafter

July 2010 to June 2011

[3.75]% for the first month, plus an additional 1/12th of [2.15]% for each month thereafter

July 2011 to June 2012

[5.90]% for the first month, plus an additional 1/12th of

[1.75]% for each month thereafter

July 2012 to June 2013

[7.65]% for the first month, plus an additional 1/12th of

[0.95]% for each month thereafter

July 2013 and thereafter

[8.60]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9 Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Paul Tedeschi	(212) 526-9519

MBS Banking	Mary Stone	(212) 526-9606
	Darius Houseal	(212) 526-9466
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Roderick Eschert	(212) 526-6603

Rating Agency Contacts

S&P	James Grundy	(212) 438-1962
Moody’s	Nestor Macias	(212) 553-1456

Summary of Terms
Issuer:	Structured Asset Securities Corporation, Series 2006-WF2
Depositor:	Structured Asset Securities Corporation
Trustee: Securities Administrator	U.S. Bank National Association Wells Fargo Bank, N.A.
Master Servicer:	Aurora Loan Services LLC
Servicer:	Wells Fargo Bank, N.A.
Credit Risk Manager:	Risk Management Group LLC
Lead Underwriter:	Lehman Brothers Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in July 2006.
Statistical Calculation Date:	51.64% of the mortgage loans - May 1, 2006 48.36% of the mortgage loans - June 1, 2006
Cut-Off Date:	June 1, 2006
Pricing Date:	Week of June [12], 2006
Settlement Date:	June 30, 2006
Delay Days:	0 day delay
Dated Date:	June 25, 2006
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Credit Risk Manager Fee:	0.010% of the loan principal balance annually.
Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.
Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Summary of Terms (cont.)
Denomination:

Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided however, sales to European Investors will be sold in minimum total investment amounts of $100,000.  Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.
ERISA Eligibility:

The Class A and Class M Certificates are expected to be ERISA eligible provided that until both the interest rate cap agreement and interest rate swap agreement are terminated, ERISA eligibility is subject to certain investor-based exemption qualifications.

Tax Status:	REMIC for Federal income tax purposes.

Sensitivity Analysis - To 5% Call
% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.21	0.95	0.78	0.65	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	1/25/2009	6/25/2008	1/25/2008	10/25/2007	8/25/2007

Class A2
Avg. Life (yrs)	3.30	2.46	2.00	1.66	1.41
Window (mos)	32-51	25-35	20-28	17-23	15-20
Expected Final Mat.	8/25/2010	4/25/2009	9/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	6.16	4.76	3.39	2.36	2.00
Window (mos)	51-107	35-84	28-68	23-34	20-29
Expected Final Mat.	4/25/2015	5/25/2013	1/25/2012	3/25/2009	10/25/2008

Class A4
Avg. Life (yrs)	11.48	9.04	7.38	5.43	2.66
Window (mos)	107-155	84-122	68-100	34-83	29-36
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	5/25/2009

Class M1
Avg. Life (yrs)	6.90	5.60	5.09	5.29	5.28
Window (mos)	37-155	42-122	47-100	54-83	36-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M2
Avg. Life (yrs)	6.90	5.55	4.89	4.70	5.09
Window (mos)	37-155	40-122	43-100	47-83	53-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M3
Avg. Life (yrs)	6.90	5.53	4.79	4.46	4.48
Window (mos)	37-155	39-122	42-100	45-83	49-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M4
Avg. Life (yrs)	6.90	5.52	4.75	4.36	4.28
Window (mos)	37-155	39-122	41-100	43-83	46-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M5
Avg. Life (yrs)	6.90	5.51	4.72	4.29	4.12
Window (mos)	37-155	38-122	40-100	42-83	44-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

Sensitivity Analysis - To 5% Call
% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	6.90	5.50	4.70	4.23	4.01
Window (mos)	37-155	38-122	39-100	41-83	42-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M7
Avg. Life (yrs)	6.90	5.50	4.68	4.18	3.93
Window (mos)	37-155	38-122	39-100	40-83	41-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M8
Avg. Life (yrs)	6.90	5.50	4.66	4.15	3.88
Window (mos)	37-155	37-122	38-100	39-83	40-71
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class M9
Avg. Life (yrs)	6.82	5.42	4.59	4.08	3.77
Window (mos)	37-153	37-121	38-99	38-82	39-70
Expected Final Mat.	2/25/2019	6/25/2016	8/25/2014	3/25/2013	3/25/2012

Class B
Avg. Life (yrs)	6.60	5.24	4.43	3.92	3.62
Window (mos)	37-137	37-108	37-88	38-73	38-62
Expected Final Mat.	10/25/2017	5/25/2015	9/25/2013	6/25/2012	7/25/2011

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

Sensitivity Analysis - To Maturity
% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.21	0.95	0.78	0.65	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	1/25/2009	6/25/2008	1/25/2008	10/25/2007	8/25/2007

Class A2
Avg. Life (yrs)	3.30	2.46	2.00	1.66	1.41
Window (mos)	32-51	25-35	20-28	17-23	15-20
Expected Final Mat.	8/25/2010	4/25/2009	9/25/2008	4/25/2008	1/25/2008

Class A3
Avg. Life (yrs)	6.16	4.76	3.39	2.36	2.00
Window (mos)	51-107	35-84	28-68	23-34	20-29
Expected Final Mat.	4/25/2015	5/25/2013	1/25/2012	3/25/2009	10/25/2008

Class A4
Avg. Life (yrs)	12.72	10.10	8.24	6.17	2.66
Window (mos)	107-257	84-208	68-172	34-144	29-36
Expected Final Mat.	10/25/2027	9/25/2023	9/25/2020	5/25/2018	5/25/2009

Class M1
Avg. Life (yrs)	7.18	5.84	5.28	5.45	6.44
Window (mos)	37-222	42-178	47-147	54-123	36-123
Expected Final Mat.	11/25/2024	3/25/2021	8/25/2018	8/25/2016	8/25/2016

Class M2
Avg. Life (yrs)	7.16	5.77	5.06	4.85	5.21
Window (mos)	37-212	40-171	43-140	47-117	53-99
Expected Final Mat.	1/25/2024	8/25/2020	1/25/2018	2/25/2016	8/25/2014

Class M3
Avg. Life (yrs)	7.13	5.72	4.95	4.59	4.59
Window (mos)	37-200	39-160	42-131	45-109	49-93
Expected Final Mat.	1/25/2023	9/25/2019	4/25/2017	6/25/2015	2/25/2014

Class M4
Avg. Life (yrs)	7.10	5.69	4.89	4.48	4.37
Window (mos)	37-193	39-155	41-126	43-106	46-90
Expected Final Mat.	6/25/2022	4/25/2019	11/25/2016	3/25/2015	11/25/2013

Class M5
Avg. Life (yrs)	7.07	5.66	4.83	4.39	4.20
Window (mos)	37-186	38-149	40-121	42-101	44-86
Expected Final Mat.	11/25/2021	10/25/2018	6/25/2016	10/25/2014	7/25/2013

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

Sensitivity Analysis - To Maturity
% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	7.03	5.61	4.78	4.30	4.07
Window (mos)	37-178	38-142	39-116	41-97	42-82
Expected Final Mat.	3/25/2021	3/25/2018	1/25/2016	6/25/2014	3/25/2013

Class M7
Avg. Life (yrs)	6.98	5.57	4.73	4.23	3.96
Window (mos)	37-170	38-135	39-110	40-92	41-78
Expected Final Mat.	7/25/2020	8/25/2017	7/25/2015	1/25/2014	11/25/2012

Class M8
Avg. Life (yrs)	6.92	5.52	4.67	4.17	3.88
Window (mos)	37-162	37-128	38-104	39-87	40-74
Expected Final Mat.	11/25/2019	1/25/2017	1/25/2015	8/25/2013	7/25/2012

Class M9
Avg. Life (yrs)	6.82	5.42	4.59	4.08	3.77
Window (mos)	37-153	37-121	38-99	38-82	39-70
Expected Final Mat.	2/25/2019	6/25/2016	8/25/2014	3/25/2013	3/25/2012

Class B
Avg. Life (yrs)	6.60	5.24	4.43	3.92	3.62
Window (mos)	37-137	37-108	37-88	38-73	38-62
Expected Final Mat.	10/25/2017	5/25/2015	9/25/2013	6/25/2012	7/25/2011

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

Available Funds Cap Schedule* (1)(2)(3)(4)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates.  For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates.

Period	Net Funds Cap (%)	Period	Net Funds Cap (%)	Period	Net Funds Cap (%)
1	7.61325	35	20.38773	69	11.92543
2	22.2039	36	20.63598	70	12.74854
3	21.86647	37	20.14573	71	11.92669
4	21.85156	38	20.4022	72	12.3249
5	22.09021	39	19.91127	73	11.92796
6	21.81129	40	20.50092	74	12.32623
7	22.04954	41	20.7806	75	11.92926
8	21.81933	42	20.27054	76	11.92991
9	21.823	43	20.55329	77	12.32825
10	22.6617	44	20.05439	78	11.93123
11	21.84728	45	19.9444	79	12.32962
12	22.11431	46	21.12579	80	11.93256
13	21.8375	47	19.74456	81	11.93324
14	21.97715	48	20.03527	82	13.21255
15	21.6035	49	19.53167	83	11.9346
16	21.46059	50	19.83033	84	12.33313
17	21.55848	51	19.33215	85	11.93598
18	21.13449	52	19.24716	86	12.33456
19	21.1974	53	19.54808	87	11.93738
20	20.76641	54	19.05324	88	11.93808
21	20.55994	55	19.35651	89	12.33675
22	23.07562	56	18.86404	90	11.93951
23	22.17607	57	18.77244	91	12.33823
24	22.25975	58	19.95902	92	11.94095
25	20.36434	59	18.59258	93	11.94168
26	20.51461	60	18.89892	94	13.22195
27	20.02446	61	11.92055	95	11.94315
28	20.56037	62	12.31851	96	12.34202
29	20.75762	63	11.92174	97	11.94464
30	20.26833	64	11.92235	98	12.34357
31	20.48115	65	12.32039	99	11.94615
32	20.01554	66	11.92357	100	11.94691
33	19.88557	67	12.32166
34	21.70852	68	11.9248

(1)

Based on one-month LIBOR, six-month LIBOR and one-year CMT of 20% for each period.

(2)

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

(3)

Assumes a constant prepayment rate of 30%.

(4)

Assumes no losses.

Excess Spread (1)(2)(3)(4)(5)

Period	Excess Spread	Period	Excess Spread
1	2.46%	31	4.34%
2	2.35%	32	4.17%
3	2.08%	33	4.16%
4	2.07%	34	4.79%
5	2.25%	35	4.23%
6	2.04%	36	4.41%
7	2.21%	37	4.23%
8	2.05%	38	4.29%
9	2.06%	39	4.14%
10	2.65%	40	4.18%
11	2.10%	41	4.36%
12	2.30%	42	4.17%
13	2.12%	43	4.36%
14	2.31%	44	4.17%
15	2.13%	45	4.16%
16	2.14%	46	4.75%
17	2.32%	47	4.19%
18	2.14%	48	4.37%
19	2.31%	49	4.17%
20	2.15%	50	4.34%
21	2.15%	51	4.15%
22	4.43%	52	4.18%
23	4.07%	53	4.37%
24	4.25%	54	4.17%
25	4.10%	55	4.36%
26	4.29%	56	4.16%
27	4.12%	57	4.16%
28	4.15%	58	4.74%
29	4.33%	59	4.17%
30	4.15%	60	4.36%

(1)

Based on gradually increasing one-month LIBOR, six-month LIBOR and one-year CMT.

(2)

Assumes a constant prepayment rate of 30%.

(3)

Assumes a settlement date of 5/30/06, dated date of 5/25/06 and first payment date of 6/25/06.

(4)

Does not include swap payments to the Trust, reflects swap payments made by the Trust.

(5)

Does not include cap payments to the Trust.

SASCO 2006-WF2 Collateral Summary - Aggregate

Collateral information is as of the Statistical Calculation Date.

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Statistical Calculation Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (Libor)	5,169	$808,467,308.21	58.55%	8.110%	100.00%	601	81.61%	95.32%
3/27 ARM (Libor)	149	21,991,248.38	1.59	7.783	100.00	614	80.11	97.70
1 Year ARM	51	12,333,322.00	0.89	8.437	100.00	607	78.09	93.95
Fixed Rate	4,884	315,644,035.15	22.86	9.610	0.00	621	83.44	93.81
Subtotal (Fully Amortizing):	10,253	$1,158,435,913.74	83.90%	8.516%	72.75%	607	82.04%	94.94%

Balloon Loans:
Balloon (Fixed Rate)	300	$42,314,460.43	3.06%	8.221%	0.00%	607	78.19%	94.90%
Subtotal (Balloon):	300	$42,314,460.43	3.06%	8.221%	0.00%	607	78.19%	94.90%

Interest-Only Loans:
2/28 ARM (Libor)	591	$169,181,854.51	12.25%	7.455%	100.00%	635	81.41%	94.86%
3/27 ARM (Libor)	30	6,792,235.33	0.49	7.062	100.00	631	75.27	97.42
Fixed Rate	15	4,005,738.76	0.29	7.588	0.00	620	73.98	88.77
Subtotal (IO Loans):	636	$179,979,828.60	13.04%	7.443%	97.77%	635	81.01%	94.83%

Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

      *If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	636	$179,979,828.60	100.00%	7.443%	97.77%	635	81.01%	94.83%
Total:	636	$179,979,828.60	100.00%	7.443%	97.77%	635	81.01%	94.83%

Amortization Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
10 Year Amortization	3	$247,483.72	0.02%	9.600%	0.00%	577	34.21%	100.00%
15 Year Amortization	208	14,600,832.77	1.06	8.279	0.00	612	69.22	91.29
20 Year Amortization	17	1,499,359.12	0.11	8.267	0.00	615	72.81	91.88
25 Year Amortization	2	354,767.93	0.03	8.592	0.00	607	90.00	100.00
30 Year Amortization	10,323	1,184,047,930.63	85.76	8.508	71.18	607	82.08	94.98
Interest Only	636	179,979,828.60	13.04	7.443	97.77	635	81.01	94.83
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	3,362	$103,184,000.00	7.47%	11.049%	17.52%	614	88.26%	96.97%
50,000.01 - 100,000.00	2,755	205,495,430.91	14.88	9.361	54.02	607	83.11	97.19
100,000.01 - 150,000.00	1,824	227,150,863.93	16.45	8.450	73.56	603	81.06	96.23
150,000.01 - 200,000.00	1,292	224,655,180.00	16.27	7.960	80.51	603	80.08	96.66
200,000.01 - 250,000.00	750	167,328,713.69	12.12	7.894	85.44	607	81.15	96.51
250,000.01 - 300,000.00	434	118,604,583.00	8.59	7.733	87.61	614	81.90	95.39
300,000.01 - 350,000.00	238	77,178,782.00	5.59	7.721	91.06	615	82.27	93.71
350,000.01 - 400,000.00	169	63,369,425.02	4.59	7.795	86.41	619	81.94	90.00
400,000.01 - 450,000.00	116	49,147,795.74	3.56	7.562	83.68	624	83.49	91.35
450,000.01 - 500,000.00	85	40,334,666.88	2.92	7.518	85.72	618	80.07	88.28
500,000.01 - 550,000.00	48	25,304,594.59	1.83	7.430	89.48	632	82.57	95.85
550,000.01 - 600,000.00	33	18,976,421.63	1.37	7.490	97.02	628	82.76	90.83
600,000.01 - 650,000.00	31	19,500,585.01	1.41	7.815	93.49	627	83.32	83.92
650,000.01 >=	52	40,499,160.37	2.93	7.312	86.05	623	71.38	80.92
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	7,958	$1,253,363,177.08	90.78%	8.037%	81.28%	608	80.43%	94.93%
2nd Lien	3,231	127,367,025.69	9.22	11.610	0.00	631	95.15	94.83
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Cash Out Refinance	5,557	$857,856,780.27	62.13%	8.055%	76.50%	603	77.91%	93.90%
Purchase	4,908	431,593,564.92	31.26	8.991	69.60	623	89.16	97.02
Rate/Term Refinance	724	91,279,857.58	6.61	8.347	68.02	617	83.38	94.63
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	10,805	$1,335,798,513.52	96.75%	8.377%	73.83%	610	82.13%	95.02%
Investment	322	31,547,716.09	2.28	8.181	67.67	633	70.93	93.52
Second Home	62	13,383,973.16	0.97	7.843	84.04	619	73.74	88.24
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	516	$58,295,277.89	4.22%	8.215%	1.94%	609	75.91%	94.12%
181 - 240	17	1,499,359.12	0.11	8.267	0.00	615	72.81	91.88
241 - 360	10,656	1,320,935,565.76	95.67	8.374	77.04	610	82.06	94.96
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	516	$58,295,277.89	4.22%	8.215%	1.94%	609	75.91%	94.12%
181 - 240	17	1,499,359.12	0.11	8.267	0.00	615	72.81	91.88
241 - 360	10,656	1,320,935,565.76	95.67	8.374	77.04	610	82.06	94.96
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	731	$181,038,245.76	13.11%	7.896%	77.41%	625	77.98%	89.65%
FL	1,042	169,708,022.94	12.29	7.859	76.93	610	80.75	92.57
MD	580	102,896,436.80	7.45	8.004	79.11	603	79.16	97.27
AZ	396	68,776,356.97	4.98	8.071	86.61	616	81.17	91.39
VA	420	63,410,136.46	4.59	8.314	72.25	609	81.54	97.26
TX	641	60,355,690.39	4.37	8.375	58.84	614	84.12	90.53
IL	470	56,468,519.22	4.09	8.571	79.83	611	83.85	97.40
NJ	232	41,777,377.81	3.03	8.303	76.86	604	76.01	92.33
PA	472	40,858,312.88	2.96	8.701	69.68	597	82.75	96.88
GA	373	40,359,569.88	2.92	9.045	76.21	608	86.30	97.41
Other	5,832	555,081,533.66	40.20	8.695	70.14	608	83.52	97.19
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.001%	780	$95,759,268.58	6.94%	7.937%	67.34%	595	49.17%	94.52%
60.001 to 70.000%	921	144,003,029.73	10.43	7.816	74.04	593	66.77	93.27
70.001 to 80.000%	2,553	419,023,614.44	30.35	7.853	80.42	607	77.91	94.24
80.001 to 85.000% (MI)	28	4,590,807.19	0.33	7.806	89.48	588	84.74	95.38
80.001 to 85.000% (No MI)	854	140,230,912.48	10.16	8.108	80.28	604	84.35	95.15
85.001 to 90.000% (MI)	53	7,879,618.43	0.57	8.355	78.48	625	89.80	100.00
85.001 to 90.000% (No MI)	1,579	265,271,961.13	19.21	8.175	86.57	610	89.60	93.43
90.001 to 95.000% (MI)	14	1,260,902.21	0.09	8.230	65.17	603	94.47	100.00
90.001 to 95.000% (No MI)	630	96,350,577.39	6.98	8.315	87.83	629	94.80	100.00
95.001 to 100.000% (MI)	12	1,317,786.66	0.10	8.255	88.08	643	100.00	100.00
95.001 to 100.000% (No MI)	534	77,674,698.84	5.63	8.600	92.12	634	99.96	100.00
Subtotal (First Lien):	7,958	$1,253,363,177.08	90.78%	8.037%	81.28%	608	80.43%	94.93%

Second Lien Loans:
Less than 60.001%	158	$6,656,249.37	0.48%	11.795%	0.00%	629	19.69%	96.35%
70.001 to 80.000%	3	200,641.15	0.01	12.228	0.00	606	77.58	100.00
80.001 to 85.000%	6	106,724.50	0.01	12.000	0.00	617	83.88	62.59
85.001 to 90.000%	40	1,906,894.62	0.14	11.786	0.00	619	89.53	94.12
90.001 to 95.000%	203	7,815,909.14	0.57	11.678	0.00	631	94.40	94.43
95.001 to 100.000%	2,820	110,631,321.82	8.01	11.590	0.00	632	99.87	94.84
Greater than 100%	1	49,285.09	0.00	11.750	0.00	711	125.00	0.00
Subtotal (Second Lien):	3,231	$127,367,025.69	9.22%	11.610%	0.00%	631	95.15%	94.83%

Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

 *Includes the loan in the securitization and any senior liens.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.001%	767	$93,613,352.82	6.78%	7.924%	66.97%	595	49.11%	94.68%
60.001 to 70.000%	906	139,637,948.92	10.11	7.824	73.51	592	66.73	94.23
70.001 to 80.000%	2,045	328,889,984.22	23.82	7.955	76.86	597	77.35	93.39
80.001 to 85.000% (MI)	26	4,054,249.05	0.29	7.860	88.09	581	84.78	94.77
80.001 to 85.000% (No MI)	815	137,452,503.66	9.96	8.046	80.34	605	84.15	94.67
85.001 to 90.000% (MI)	53	8,087,941.76	0.59	8.291	79.03	625	89.63	100.00
85.001 to 90.000% (No MI)	1,617	273,600,555.11	19.82	8.179	86.52	611	89.05	93.16
90.001 to 95.000% (MI)	15	1,330,024.07	0.10	8.335	66.98	600	94.24	100.00
90.001 to 95.000% (No MI)	698	108,872,475.58	7.89	8.243	87.98	629	93.21	98.88
95.001 to 100.000% (MI)	13	1,576,899.61	0.11	8.192	90.04	647	97.35	100.00
95.001 to 100.000% (No MI)	1,003	156,247,242.28	11.32	8.059	93.08	637	89.79	99.17
Subtotal (First Lien):	7,958	$1,253,363,177.08	90.78%	8.037%	81.28%	608	80.43%	94.93%

Second Lien Loans:
Less than 60.001%	158	$6,656,249.37	0.48%	11.795%	0.00%	629	19.69%	96.35%
70.001 to 80.000%	3	200,641.15	0.01	12.228	0.00	606	77.58	100.00
80.001 to 85.000%	6	106,724.50	0.01	12.000	0.00	617	83.88	62.59
85.001 to 90.000%	40	1,906,894.62	0.14	11.786	0.00	619	89.53	94.12
90.001 to 95.000%	203	7,815,909.14	0.57	11.678	0.00	631	94.40	94.43
95.001 to 100.000%	2,820	110,631,321.82	8.01	11.590	0.00	632	99.87	94.84
Greater than 100%	1	49,285.09	0.00	11.750	0.00	711	125.00	0.00
Subtotal (Second Lien):	3,231	$127,367,025.69	9.22%	11.610%	0.00%	631	95.15%	94.83%

Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

*Includes all liens on the mortgaged property.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Not Available	86	$6,264,903.14	0.45%	10.242%	83.86%	N/A	73.20%	98.45%
1 - 499	31	3,522,510.82	0.26	7.975	89.94	478	83.26	100.00
500 - 520	215	20,071,244.41	1.45	10.066	63.49	510	72.18	99.92
521 - 540	391	42,458,788.58	3.08	9.524	82.04	531	71.90	98.05
541 - 560	651	80,433,232.91	5.83	8.761	84.38	551	73.09	95.88
561 - 580	1,460	211,131,456.09	15.29	8.232	80.19	570	78.24	94.02
581 - 600	2,173	252,176,037.87	18.26	8.547	76.05	590	81.54	95.92
601 - 620	2,064	244,751,110.35	17.73	8.413	75.66	610	84.17	96.01
621 - 640	1,554	190,490,989.69	13.80	8.302	69.28	630	84.79	93.96
641 - 660	1,160	146,421,141.66	10.60	8.091	68.55	650	85.80	93.68
661 - 680	688	92,897,279.30	6.73	7.831	66.45	669	84.66	92.68
681 - 700	341	42,725,116.64	3.09	7.869	56.52	689	84.54	91.60
701 - 720	159	19,266,679.54	1.40	7.745	64.46	710	82.00	93.65
721 - 740	97	12,115,462.72	0.88	7.923	62.44	729	85.50	98.99
741 - 760	52	7,286,269.78	0.53	7.587	71.65	750	82.53	96.30
761 - 780	32	4,660,986.02	0.34	7.483	68.78	771	80.02	93.48
Greater than 780	35	4,056,993.25	0.29	7.836	49.28	794	82.84	98.07
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	10,078	$1,241,347,042.49	89.91%	8.352%	74.30%	609	81.83%	95.10%
Condo	519	62,133,563.30	4.50	8.322	74.67	623	82.55	95.76
2-4 Family	263	40,920,782.53	2.96	8.069	76.48	619	77.32	91.27
PUD	329	36,328,814.45	2.63	9.295	51.50	613	84.08	91.40
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Prepayment Penalty Term by Product Type ($)
Product Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2 Year Hybrid	$268,417,616.34	$15,366,617.14	$693,741,814.25	$123,114.99	$0.00	$0.00	$977,649,162.72
Fixed Rate	177,206,497.49	9,388,052.56	16,697,409.61	158,672,274.68	0.00	0.00	361,964,234.34
3 Year Hybrid	4,068,857.82	630,959.80	1,311,545.56	22,772,120.53	0.00	0.00	28,783,483.71
1 Year Hybrid	12,333,322.00	0.00	0.00	0.00	0.00	0.00	12,333,322.00
Total:	$462,026,293.65	$25,385,629.50	$711,750,769.42	$181,567,510.20	$0.00	$0.00	$1,380,730,202.77

Prepayment Penalty Term by Product Type ($)
Product Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total

2 Year Hybrid	27.46%	1.57%	70.96%	0.01%	0.00%	0.00%	70.81%
Fixed Rate	48.96	2.59	4.61	43.84	0.00	0.00	26.22
3 Year Hybrid	14.14	2.19	4.56	79.12	0.00	0.00	2.08
1 Year Hybrid	100.00	0.00	0.00	0.00	0.00	0.00	0.89
Total:	33.46%	1.84%	51.55%	13.15%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
3% 2% 1% of Orig. Bal	4,401	$703,318,925.58	50.94%	7.856%	85.03%	609	81.05%	95.41%
None	5,238	462,026,293.65	33.46	9.196	61.65	615	84.11	94.36
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	1,047	152,976,872.57	11.08	8.234	64.85	606	79.14	94.29
1% of Amount Prepaid	123	11,902,539.40	0.86	9.049	83.95	595	82.59	98.93
2% of Amount Prepaid	52	11,441,113.20	0.83	7.978	61.95	611	78.64	95.26
Other	328	39,064,458.37	2.83	8.193	50.32	601	78.77	93.90
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	10,784	$1,310,623,255.86	94.92%	8.388%	74.07%	610	81.90%	100.00%
Limited	381	64,713,202.33	4.69	8.002	67.12	620	80.13	0.00
Stated	24	5,393,744.58	0.39	7.584	83.87	599	74.39	0.00
Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	14	$3,675,262.89	0.27%	5.305%	100.00%	651	74.07%	73.57%
5.501 to 6.000	52	12,371,339.88	0.90	5.810	100.00	648	78.21	96.34
6.001 to 6.500	227	53,793,959.43	3.90	6.368	100.00	636	76.60	93.51
6.501 to 7.000	593	132,685,694.41	9.61	6.854	100.00	623	77.38	94.44
7.001 to 7.500	854	181,795,237.56	13.17	7.335	100.00	619	79.26	94.60
7.501 to 8.000	1,084	206,139,345.19	14.93	7.818	100.00	611	82.05	95.31
8.001 to 8.500	875	148,218,720.63	10.73	8.316	100.00	603	84.45	93.30
8.501 to 9.000	877	129,082,539.59	9.35	8.793	100.00	591	84.75	97.72
9.001 to 9.500	492	61,545,126.16	4.46	9.314	100.00	585	84.67	95.82
9.501 to 10.000	434	47,384,395.95	3.43	9.789	100.00	578	84.01	98.80
10.001 to 10.500	229	21,681,859.58	1.57	10.293	100.00	566	82.61	100.00
10.501 to 11.000	151	13,108,351.41	0.95	10.746	100.00	555	79.30	98.81
Greater than 11.000	108	7,284,135.75	0.53	11.501	100.00	542	76.84	100.00
Subtotal (ARM Loans):	5,990	$1,018,765,968.43	73.78%	7.991%	100.00%	607	81.46%	95.29%

Fixed Rate Loans:
5.501 to 6.000	8	$1,869,512.92	0.14%	5.966%	0.00%	659	73.65%	86.10%
6.001 to 6.500	48	9,032,312.10	0.65	6.330	0.00	637	67.06	92.06
6.501 to 7.000	155	31,568,473.15	2.29	6.867	0.00	643	71.88	84.40
7.001 to 7.500	213	37,306,597.69	2.70	7.322	0.00	631	73.05	91.86
7.501 to 8.000	329	47,172,724.61	3.42	7.835	0.00	619	77.71	92.11
8.001 to 8.500	228	27,984,984.89	2.03	8.318	0.00	610	78.48	95.24
8.501 to 9.000	379	31,169,304.56	2.26	8.783	0.00	609	82.25	97.37
9.001 to 9.500	168	14,588,987.39	1.06	9.300	0.00	599	82.10	97.20
9.501 to 10.000	219	16,434,795.14	1.19	9.787	0.00	588	82.21	97.07
10.001 to 10.500	258	13,399,522.96	0.97	10.283	0.00	603	87.79	96.66
10.501 to 11.000	617	30,258,837.24	2.19	10.792	0.00	656	90.51	93.27
11.001 to 11.500	501	23,406,401.30	1.70	11.305	0.00	630	91.74	92.87
11.501 to 12.000	703	29,814,173.97	2.16	11.792	0.00	615	91.91	96.23
Greater than 12.000	1,373	47,957,606.42	3.47	12.516	0.00	601	92.31	97.56
Subtotal (Fixed Rate):	5,199	$361,964,234.34	26.22%	9.425%	0.00%	620	82.72%	93.88%

Total:	11,189	$1,380,730,202.77	100.00%	8.367%	73.78%	610	81.79%	94.92%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Less than 3.000	31	$6,170,023.26	0.61%	6.588%	100.00%	622	77.63%	86.42%
3.001 - 3.500	43	9,369,441.06	0.92	6.543	100.00	634	74.36	95.61
3.501 - 4.000	174	37,546,376.29	3.69	6.798	100.00	634	76.06	92.88
4.001 - 4.500	547	119,021,963.72	11.68	7.131	100.00	635	77.45	95.99
4.501 - 5.000	1,112	228,840,691.75	22.46	7.408	100.00	616	78.16	94.74
5.001 - 5.500	1,165	212,162,896.12	20.83	7.885	100.00	608	82.43	94.42
5.501 - 6.000	964	164,361,030.91	16.13	8.336	100.00	601	86.07	95.38
6.001 - 6.500	1,042	134,304,773.05	13.18	8.849	100.00	588	86.23	96.87
6.501 - 7.000	445	54,276,352.42	5.33	9.216	100.00	579	81.55	95.97
7.001 - 7.500	270	27,854,401.42	2.73	9.624	100.00	571	80.05	97.23
7.501 - 8.000	140	18,432,429.15	1.81	9.775	100.00	562	78.14	99.50
8.001 - 8.500	36	3,658,574.18	0.36	9.536	100.00	571	81.90	85.97
8.501 - 9.000	14	1,878,412.16	0.18	9.506	100.00	590	89.42	100.00
9.001 - 9.500	4	549,672.02	0.05	7.897	100.00	619	85.83	100.00
9.501 - 10.000	2	145,562.08	0.01	8.370	100.00	548	72.11	100.00
Greater than 10.000	1	193,368.84	0.02	7.950	100.00	572	90.00	100.00
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	1	$95,287.53	0.01%	8.650%	100.00%	575	90.00%	100.00%
1.500	3	308,838.42	0.03	8.303	100.00	596	78.32	77.53
2.000	56	12,527,286.65	1.23	8.409	100.00	605	78.71	95.69
3.000	5,930	1,005,834,555.83	98.73	7.986	100.00	607	81.50	95.29
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	5,915	$1,003,424,893.66	98.49%	7.984%	100.00%	607	81.50%	95.33%
1.500	22	2,929,747.77	0.29	8.732	100.00	597	85.91	90.94
2.000	53	12,411,327.00	1.22	8.391	100.00	607	77.42	93.04
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
10.501 - 11.000	2	$332,422.75	0.03%	4.950%	100.00%	711	77.01%	59.78%
11.001 - 11.500	12	3,342,840.14	0.33	5.341	100.00	646	73.77	74.94
11.501 - 12.000	52	12,371,339.88	1.21	5.810	100.00	648	78.21	96.34
12.001 - 12.500	227	53,793,959.43	5.28	6.368	100.00	636	76.60	93.51
12.501 - 13.000	590	132,373,134.89	12.99	6.854	100.00	623	77.39	94.48
13.001 - 13.500	853	181,589,845.41	17.82	7.335	100.00	619	79.24	94.59
13.501 - 14.000	1,084	206,156,199.52	20.24	7.816	100.00	611	82.04	95.28
14.001 - 14.500	869	147,539,868.95	14.48	8.316	100.00	603	84.52	93.34
14.501 - 15.000	869	127,875,972.58	12.55	8.788	100.00	591	84.70	97.85
15.001 - 15.500	493	61,508,741.39	6.04	9.303	100.00	584	84.40	95.62
15.501 - 16.000	444	48,793,857.74	4.79	9.757	100.00	579	84.07	98.43
16.001 - 16.500	233	22,335,121.81	2.19	10.262	100.00	567	82.94	100.00
16.501 - 17.000	152	13,356,191.08	1.31	10.721	100.00	556	79.75	98.84
17.001 - 17.500	65	4,634,738.37	0.45	11.217	100.00	545	77.51	100.00
17.501 - 18.000	31	1,848,325.26	0.18	11.738	100.00	540	75.42	100.00
18.001 - 18.500	11	666,847.55	0.07	12.278	100.00	529	77.39	100.00
18.501 - 19.000	2	114,650.70	0.01	11.856	100.00	559	80.00	100.00
19.001 - 19.500	1	131,910.98	0.01	13.125	100.00	535	80.00	100.00
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Less than 5.501	2,818	$570,727,245.34	56.02%	7.398%	100.00%	620	79.16%	94.68%
5.501 - 6.000	891	156,954,928.11	15.41	8.262	100.00	601	86.02	94.57
6.001 - 6.500	930	126,215,404.83	12.39	8.768	100.00	590	86.82	96.81
6.501 - 7.000	466	58,306,366.33	5.72	9.069	100.00	583	81.71	96.07
7.001 - 7.500	297	33,100,180.39	3.25	9.234	100.00	577	79.73	96.88
7.501 - 8.000	223	29,045,688.22	2.85	9.240	100.00	576	79.30	100.00
8.001 - 8.500	102	13,156,455.56	1.29	8.759	100.00	590	80.36	92.72
8.501 - 9.000	103	13,264,680.15	1.30	8.992	100.00	593	83.27	97.37
9.001 - 9.500	47	6,057,590.32	0.59	9.306	100.00	582	83.39	96.81
9.501 - 10.000	53	5,913,908.02	0.58	9.855	100.00	575	82.48	98.43
10.001 - 10.500	32	3,093,217.56	0.30	10.299	100.00	573	83.06	100.00
10.501 - 11.000	16	1,917,498.48	0.19	10.485	100.00	561	83.34	91.89
11.001 - 11.500	6	536,110.59	0.05	11.218	100.00	546	70.08	100.00
11.501 - 12.000	5	410,841.75	0.04	11.763	100.00	511	74.94	100.00
12.001 - 12.500	1	65,852.78	0.01	12.050	100.00	509	72.53	100.00
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 12	80	$16,697,176.84	1.64%	8.142%	100.00%	605	79.14%	90.51%
13 - 24	5,731	973,285,307.88	95.54	8.000	100.00	607	81.58	95.31
25 - 36	179	28,783,483.71	2.83	7.613	100.00	618	78.97	97.63
Total:	5,990	$1,018,765,968.43	100.00%	7.991%	100.00%	607	81.46%	95.29%